EXHIBIT (8)(g)(2)

AMENDMENT NO. 2 TO THE

FUND PARTICIPATION AGREEMENT

(NATIONS)

AMENDMENT NO. 2 TO THE

FUND PARTICIPATION AGREEMENT

THE PARTICIPATION AGREEMENT (the “Agreement”) made on the 1st day of May, 2001, between NATIONS SEPARATE ACCOUNT TRUST, an open-end management investment company organized as a Delaware statutory trust, TRANSAMERICA LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Iowa (the “Company”), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the “Accounts”), BACAP DISTRIBUTORS, LLC, a North Carolina limited liability company, and AFSG SECURITIES CORPORATION, an affiliate of the Company and the distributor of the Contracts (as defined in the Agreement), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

Accounts

Name of Account and Date of Resolution of Company’s Board which established the Account	Policies	Funds
Retirement Builder Variable Annuity Account (March 29, 1996)	Retirement Income Builder II Variable Annuity

•       Nations High Yield Bond Portfolio

•       Nations International Value Portfolio

•       Nations Marsico Growth Portfolio

•       Nations Marsico Focused Equities Portfolio

•       Nations Marsico International Opportunities Portfolio

•       Nations Marsico 21st Century Portfolio

•       Nations MidCap Growth Portfolio

Accounts continued…

Name of Account and Date of Resolution of Company’s Board which established the Account	Policies	Funds
Separate Account VA J (May 15, 2000)	Immediate Income Builder II

•       Nations High Yield Bond Portfolio

•       Nations International Value Portfolio

•       Nations Marsico Growth Portfolio

•       Nations Marsico Focused Equities Portfolio

•       Nations Marsico International Opportunities Portfolio

•       Nations Marsico 21st Century Portfolio

•       Nations MidCap Growth Portfolio

Separate Account VA K (July 10, 2001)	Retirement Income Builder - BAI Variable Annuity (formerly known as Retirement Income Builder III Variable Annuity)

•      Nations Asset Allocation Portfolio

•      Nations High Yield Bond Portfolio

•      Nations International Value Portfolio

•      Nations Marsico Growth Portfolio

•      Nations Marsico Focused Equities Portfolio

•      Nations Marsico International Opportunities Portfolio

•      Nations Marsico 21st Century Portfolio

•      Nations MidCap Growth Portfolio

•      Nations Small Company Portfolio

•      Nations Value Portfolio

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2003

NATIONS SEPARATE ACCOUNT TRUST

By:	/s/ Edward D. Bedard
Edward D. Bedard
Chief Financial Officer

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ John K. Carter
John K. Carter
Assistant Secretary

BACAP DISTRIBUTORS, LLC

By:	/s/ Edward D. Bedard
Edward D. Bedard
Chief Operating Officer, Senior Vice President and Chief Financial Officer

AFSG SECURITIES CORPORATION

By:	/s/ John K. Carter
John K. Carter
Vice President

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